Exhibit 99.2

TripAdvisor, Inc. Q4 and FY 2018 Prepared Remarks

(All comparisons are against the same period of the prior year, unless otherwise noted; some calculations may not foot due to rounding)

Our solid Q4 capped a very strong 2018. We reinvigorated Hotel segment profitability while growing Experiences and Restaurants, two key strategic investment areas. Some key 2018 highlights discussed in these remarks:

•	Achieved strong net income and adjusted EBITDA growth in Q4 and full year 2018;
•	Expanded 2018 Hotel segment adjusted EBITDA margin by 700 basis points by driving increased Hotel marketing efficiency;
•	Generated positive TripAdvisor-branded click-based and transaction revenue growth in Q4, while spending significantly less on performance marketing year-over-year.
•	Drove 14% revenue per hotel shopper (“RPS”) growth primarily from product and traffic quality improvements;
•	Delivered approximately 40% combined Experiences and Restaurants revenue growth in 2018, amidst large market opportunities and ongoing investment focus.

For 2019:

•	We expect double-digit consolidated adjusted EBITDA growth in 2019, with differentiated revenue and profit focus by segment.

We remain bullish on our long-term prospects and will continue to leverage our unique assets as we invest in profitable growth opportunities.

Q4 and Full Year Consolidated Financial Results

Q4 consolidated revenue growth accelerated and grew 8% to $346 million. Q4 GAAP net income was $7 million, which was up $91 million year-over-year, and which generated a 2% net income margin. Q4 consolidated adjusted EBITDA grew 38% to $87 million and consolidated adjusted EBITDA margin expanded by 500 basis points to 25%.

Full year 2018 consolidated revenue grew 4% to approximately $1.6 billion. GAAP net income increased to $113 million and generated a 7% net income margin. Consolidated adjusted EBITDA grew 27% to $422 million, and consolidated adjusted EBITDA margin expanded by 500 basis points to 26%.

Changes in foreign currency created a 1% headwind to Q4 consolidated revenue and a 1% tailwind in full year 2018, and a 3% headwind to consolidated adjusted EBITDA in Q4 and a 1% tailwind in full year 2018.

Full year operating cash flow grew 70% to $405 million in 2018. We generated $344 million of free cash flow and used $100 million to repurchase shares during the first half of 2018 at an average price of

$38.73. At year-end, cash and cash equivalents and marketable securities were $670 million, and we were undrawn on our $1.2 billion revolving credit facility.

Hotel Segment Update

2018 was a pivotal year for our Hotel segment. Efforts to align hotel product and marketing have already benefited our consumers, partners and business in a number of ways. First, consumers get an improved, ‘best-price’ hotel shopping experience on TripAdvisor. Second, hoteliers and OTA partners receive more high-quality leads from TripAdvisor. Third, we had a productive first year selling hotel media ads, which enable hoteliers to unlock additional brand visibility and compete for valuable hotel shopper leads. Finally, we delivered on our key profitability objectives and grew Hotel segment adjusted EBITDA by 25% in Q4 and 24% in full year 2018.

Click-based and transaction revenue – Click-based and transaction revenue growth accelerated in Q4 versus Q3 slightly from negative 1% to positive 1% growth, which is a strong result given our performance marketing efficiency gains.

RPS grew 14% in Q4, with more than 20% growth on desktop/tablet and 30% growth on mobile. Hotel shoppers declined 11% in Q4, a function of our 2018 marketing optimizations and other more recent improvements focused on hotel shopper quality as opposed to greater volume. Similar to past quarters, despite lower hotel shoppers, in Q4 we grew the number of hotel shoppers we directed to partner sites. We expect hotel shopper declines will moderate in the second half of 2019 as we lap the bulk of our performance marketing optimizations and recent traffic quality enhancements.

Performance marketing optimizations throughout 2018 drove down Hotel segment direct selling and marketing expenses by 22% year-over-year in Q4, and Hotel segment adjusted EBITDA margin expanded by 700 basis points year-over-year to 33%.

In full year 2018, marketing optimizations reduced Hotel segment expenses by more than $100 million, while we increased television advertising by $40 million year-over-year to $114 million to deliver our ‘best-price’ hotel message.

We have more work to do to get the click-based auction back to sustainable, profitable growth, but we’re pleased with our progress and believe we’re on the right path.

Display-based and subscription revenue – Complementing our click-based metasearch auction, display and subscription products round out our diversified hotel ad offering. Flat Q4 2018 revenue growth was driven by hotel media ad growth, offset by softer year-over-year performance in other areas, including a tough year-over-year growth comparable from display. Zooming out from near-term results, TripAdvisor’s nearly half-a-billion monthly users are a unique media asset that creates ample – and largely untapped – long-term growth potential. In 2019, we’ll start to lay important groundwork for driving more advertising opportunities and activating a bigger and broader advertiser base.

Other hotel revenue – Our Hotel segment is comprised of ‘Click-based and transaction’ and ‘Display-based and subscription’ offerings, both sold under the TripAdvisor brand, as well as ‘Other hotel’ which is primarily a collection of smaller, non-TripAdvisor-branded offerings. As previewed, in Q3 and Q4 we removed some marginal and unprofitable revenue while making adjustments to our cost structure for these non-TripAdvisor-branded offerings. These changes, in addition to marketing optimizations earlier in the year, reduced revenue, but benefited Hotel segment adjusted EBITDA. These 2018 realignments will continue to impact 2019 Other hotel year-over-year revenue performance.

Finally, in Q4 we rolled out the “New TripAdvisor”, opening our publishing platform to brands and influencers, and reinforcing TripAdvisor as the de facto hub for travel planning. In 2019, the Core Experience team (“CoreX”) that built and launched this feature will spearhead initiatives that serve members, drive loyalty and increase monetization across our verticals.

CoreX also runs TripAdvisor’s brand advertising budget, and is diversifying what has been a singular consumer message centered on hotel-price-comparison into an integrated message that amplifies TripAdvisor’s holistic consumer value proposition. We are pleased with our brand advertising performance in 2018, and are targeting a similar investment level in 2019.

In summary, we are pleased we delivered on our key 2018 objective: grow Hotel segment profitability.

Non-Hotel Segment Update

Non-Hotel segment revenue accelerated to 38% growth in Q4 and 27% in full year 2018. This segment accounted for 28% of total revenue in full year 2018.

Excluding Rentals, Non-Hotel revenue grew approximately 40% in full year 2018 (significantly faster than the 27% including Rentals) driven by continued growth in Experiences and Restaurant transaction offerings, and helped by a full year of growth of new TripAdvisor restaurant media ad products. Experiences and Restaurants accounted for approximately 80% of full year 2018 Non-Hotel segment revenue.

In Experiences, we delivered on all our key 2018 objectives and reinforced our leading position.

We revamped our supply platform and launched it in six new languages, making it easier for more suppliers to access, onboard and manage inventory. These efforts, as well as enhanced self-service capabilities, enabled greater than 60% supplier growth and approximately 90% growth in bookable products, which numbered approximately 159,000 at the end of the year. We were excited to expand three newer verticals – events, tickets and unique experiences – giving consumers greater selection and resulting in consumer growth demand across all channels: Viator and TripAdvisor, performance-based and direct, mobile and desktop, English and non-English. These initiatives contributed to greater than 40% and 30% bookings growth in Q4 and full year 2018, respectively, with our fast-growing TripAdvisor channel leading the way.

Phocuswright estimates the market for tours and activities will grow to $129 billion in 2020 and we’re stepping on the gas in product, supply and marketing in order to drive attractive returns over a multi-year period. Equipped with a new supply platform and Bokun’s industry-leading software, we are executing on a market-by-market growth playbook. We’re expanding development and sales talent across the US, Europe and Asia-Pacific, we’re growing targeted supply and non-English content, and we’re ensuring consumers can seamlessly book using more local payment options. As previewed, we also launched Experiences-focused television advertisements in Q4, and intend to efficiently lean into performance channels to amplify and reinforce TripAdvisor as the best place to find and book things to do.

Similarly, in Restaurants, ongoing investments are delivering rapid growth. In Q4, LaFourchette’s bookable restaurants grew 23% to approximately 56,000, seated diners grew approximately 26% and TripAdvisor’s restaurant media ads and premium subscription products nicely diversified restaurant-related revenue streams. Whether consumers are looking for a place to eat locally or abroad, our comprehensive offerings keep us top of mind. We remain focused on deepening relationships with consumers and partners alike through personalization, supply growth and targeted marketing.

We continue to operate Experiences and Restaurants offerings with a long-term investment horizon. Over time, we fully intend to realize their attractive profit potential and aligning product, supply and marketing in the near-term will maximize our long-term returns.

We are currently taking a different approach in Rentals, which remains a nicely profitable Non-Hotel offering within the competitive alternative accommodations market. During 2018, we increasingly prioritized Non-Hotel segment investments to Experiences and Restaurants, where TripAdvisor’s unique assets position us to win.

Outlook

As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary; however, a number of factors outside of our control can limit our visibility into future financial performance and can cause our results to vary materially from our current expectations.

Here are our 2019 expectations:

•	We expect double-digit consolidated adjusted EBITDA growth in 2019, with differentiated revenue and profit focus by segment.

•

The Hotel segment is forecast to again drive consolidated adjusted EBITDA growth and profit margin. We expect Q1 and first half 2019 Hotel segment revenue trends will be less favorable than the second half of 2019 – reflecting timing of our marketing reductions, year-over-year currency impacts and Other hotel re-alignments.

•

Accelerating Experiences and Restaurants investments will enable us to capture long-term revenue and profit potential in 2020 and beyond. Given our competitive advantages and huge market opportunities, we are prioritizing these investments over managing for 2019 adjusted EBITDA growth.

•

Navigating competitive environments and recent investment re-prioritization, the Other hotel line within our Hotel Segment as well as Rentals within our Non-Hotel segment are expected to see increased revenue headwinds in 2019, as, on balance, we operate these lines for near-term profit.

•

We expect year-over-year revenue and profit performance in both first half and full year 2019 will be back-half weighted due to various impacts of timing and lapping of investments and improvements, increased seasonality of our portfolio, currency and other factors.

In summary, we’re very pleased with our 2018 results and progress along our growth initiatives. We are excited by what’s ahead in 2019 and remain committed to operating for the long-term.

Segment Disclosure Considerations

We are evaluating potential changes to our segment reporting to reflect our evolving performance, strategy, decision-making and capital allocation. We believe any changes we may decide to make would provide management and investors an improved view of our TripAdvisor hotel offering and core platform profitability, as well as an improved view of the financial impact of our high-growth and investment focus in our Experiences and Restaurants offerings. We expect to finalize our decision on potential segment changes during the coming months, and, if appropriate, we intend to provide a framework outlining changes in advance of our quarterly earnings report for the period during which a change is made.

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TripAdvisor’s fourth quarter 2018 earnings press release is available on the Investor Relations section of the TripAdvisor website at http://ir.tripadvisor.com/. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on February 12, 2019, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Forward-Looking Statements:

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures:

These prepared remarks may include references to non-GAAP measures, such as adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled adjusted EBITDA guidance to projected GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earning press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on February 12, 2019, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Key Business Metrics:

We review a number of metrics, including unique visitors, hotel shoppers, and revenue per hotel shopper, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.

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